Certain identified information has been excluded from this exhibit because it is both not material and the type that the Registrant treats as private or confidential.
AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

    THIS AMENDMENT dated as of October 1, 2025 (the “Effective Date”), to the Transfer Agent Servicing Agreement, dated as of June 22, 2006, as amended (the "Agreement"), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the “Trust”), on behalf of its separate series, the Osterweis Funds, and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

    WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series list in Exhibit K to remove the following funds:
•Osterweis Short Duration Credit Fund
•Osterweis Sustainable Credit Fund
•Osterweis Total Return Fund

WHEREAS, the parties desire to amend the series list in Exhibit K to reflect the following name changes:
•First American Government Obligations Class X (f/k/a First American Government Obligations Fund Class A (Osterweis Service Org)
•Osterweis Opportunity Fund (f/k/a Osterweis Emerging Opportunity Fund)

WHEREAS, the parties desire to amend the fees of the Osterweis Funds; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

    NOW, THEREFORE, the parties agree as follows:

1.As of the Effective Date, Exhibit K to the Agreement is hereby superseded and replaced with Exhibit K attached hereto and will be effective for three (3) years.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

Osterweis

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

PROFESSIONALLY MANAGED PORTFOLIOS

By: /s/ Jason F. Hadler
Name: Jason F. Hadler
Title:    President
Date:    November 21, 2025

U.S. BANCORP FUND SERVICES, LLC

By: /s/ Gregory Farley
Name: Greg Farley
Title: Senior Vice President
Date: November 24, 2025

Osterweis

Exhibit K to the PMP Transfer Agent Servicing Agreement – Osterweis

Name of Series
Osterweis Fund
Osterweis Strategic Income Fund
Osterweis Growth & Income Fund
Osterweis Opportunity Fund
First American Government Obligations Fund Class X

Transfer Agent, Shareholder & Account Services Fee Schedule
Annual Service Charges to the Fund*
$ Base Fee per CUSIP
$ per open account
$ per Open NSCC Level 3 account
$ per closed account - Closed (zero balance) Accounts
$ per open account - Daily Accrual Fund Accounts
Annual Basis Point Fee per Fund Complex
Basis Points
on all assets

Note: Additional fee of $ for each additional class, blocker, Controlled Foreign Corporation (CFC), and/or sub-advisor. Additional fee of $ for each intraday NAV calculation in excess of one strike per day. All schedules subject to change depending upon the use of unique security types requiring special pricing or accounting arrangements.

**The pro rata fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The fee for a closed account shall be charged in the month following the month during which such account is closed.
Services Included in Annual Basis Point Fee
■Telephone Calls
■Voice Response Calls
■Manual Shareholder Transaction & Correspondence
■Omnibus Account Transaction
■Daily Valuation/Manual 401k Trade
■NSCC System Interface
■Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
■Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
■12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.
■Disaster Recovery fees
Osterweis

■ACH cycles, purchases, liquidations, returns, and EFTs
■AIP set ups
■Domestic AML
■eConnect
■Cost Basis reporting
■Outstanding shareholder letters and associated business reply envelopes
■Checks mailed (postage) and check printed
■Remote data capture
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, special reports, record retention, lost shareholder search, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, training, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), Shareholder Call review analysis, statement support, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

FIRST AMERICAN SERVICE ORG – for assets and shareholder activity in the First American Service Org, the following charges are waived: CUSIP set-up fee, CUSIP monthly fee, open account fee, closed account fee, basis points on assets, and select reports associated First American address files for annual required mailings.

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). CPI IS WAIVED
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for
Osterweis

a closed account shall be charged in the month following the month during which such account is closed.

Osterweis

Transfer Agent & Shareholder Services (Additional Services Fee Schedule)
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
■$ per qualified plan account or Coverdell ESA account (Cap at $ per SSN)
■$ per transfer to successor trustee
■$ per participant distribution (Excluding SWPs)
■$ per refund of excess contribution
■$ per reconversion/recharacterization
Additional Shareholder Paid Fees
■$ per outgoing wire transfer or overnight delivery
■$ per telephone exchange
■$ per return check or ACH or stop payment
■$ per statement year requested per account (This fee applies to research requests for statements older than the prior year)
Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.
Implementation
•$ –per fund group, Inquiry only - no transaction capabilities
•$ per fund group, base transactional and maintenance functionality
•Three-year minimum term

Description	Schedule
Annual Fee – Based on Login Volume
Up to 100,000	$
100,000 – 999,999	$
1,000,000+	$
Activity Fees
Per Login	$ per event
Login Challenge (email or SMS Text)	$ per event
Inquiry	$ per event
Account Maintenance	$ per event
Osterweis

Transaction – financial transactions, duplicate statements requests, etc.	$ per event
New Account Set-up	$ per event
Bank Verification Attempt	$ per event
Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.
Informa Shareholder Electronic Statement Services

	Initial Setup (Development & Implementation of Electronic Confirm Statements)	Per Statement (Document Loading, Storage, and Access)	Per Suppressed Statement (Document Consent Processing, Suppression, and Notification)
Electronic Confirm Presentation eCDLY will load shareowner daily confirmations and send notification to consented shareowners of a new document to view.	$	$	$
Electronic Investor Statement Presentation eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.	$	$	$
Electronic Tax Presentation eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.	$	$	$
Electronic Compliance Presentation eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.	$	$	$
Osterweis

Related Digital Investor Fees
•View Consent Enrollment – $ per transaction
•Consent Enrollment – $ per transaction
•View Statements – $ per view
Notes:
•Statements presented as PDF documents
•Statements will be loaded for all accounts, regardless of consent
•Three-year minimum term
•Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $ per document per year for three years and greater, if desired
•Digital Investor customization charges apply.
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
■$ per year, Base Fee Per Management Company - file generation and delivery

■Per Record Charge
●$ Rep/Branch/ID
●$ Dealer

■$ per record Price Files or $ per user per month, whichever is less
Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.

■Account inquiry
●$ per event Inquiry
●$ per month per ID Vision ID

●Transaction Processing*
●$ per Management Company Implementation Fee
●$ per event Transaction - purchase, redeem, and exchange
●$ per month Monthly Minimum Charge

■Electronic Statements*
●$ per fund group Implementation
●$ per image Load charges
●$ per document Archive charge (for any image stored beyond 2 years)

Vision ID and event charges also apply.
■Threatmetrix Services: MFA Annual Product Fee
●$ Annually - Below 1,000 IDs
Osterweis

●$ Annually - 1000-3450 IDs
●$ Annually - 3451 IDs and above
Electronic Correspondence
Upon consent from shareholder, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
■$ per Email
Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.
•STAT – Statement and Tax Form Storage & Retrieval
–Setup: $ per user
–Support: $ per user per month
Additional Data Delivery Services
•Ad Hoc/PowerSelect File Development
–Standard ad-hoc select: $ per file
–Custom coded data for recurring, scheduled delivery: $ per hour consultation and programming development
–Support: $ per file per month for recurring files/reports scheduled for delivery.
–Recurring files scheduled for delivery via Pivot or Managed File Services
•Custom Electronic File Exchange (MFS delivery of standard TIP files)
–Setup: $ one-time fee
–Support: $ per file per month
Chat Services
•Implementation Fee – $
•Monthly Fee – $ per month
•Per Chat Fee – $ per chat or $ per minute of chat
Virtual Assistant
•$ Implementation Fee
•$ per month administration fee
Electronic Form Delivery and Signature Capture
•Implementation fee – $ (includes 15 forms)
•Additional setup fee – $ for each additional form and email template
•Form and fund logo modifications – $ per form, $ per updated Fund Logo
•Monthly minimum fee – $ per month
•Per electronic envelope Fee – $

Osterweis

Recordkeeping Application Access

	Implementation Fee	Per Month Fee
Internet VPN Infrastructure to allow for application accessibility to host systems and file transfers	$	$
Physical Network Infrastructure to allow for application accessibility to host systems and file transfers	Cost varies depending upon location and bandwidth	Cost varies depending upon location and bandwidth
TA2000 3270 Emulation (Mainframe Green Screen) Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.	$	$
TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.	$	$
TA2000 SmartDesk (Web Application to TA2000 Mainframe) Account inquiry only.	$	$
Automated Work Distributor (AWD) Image and workflow application	$	$
Same Day Cash Management (SDCM) Fund level transaction and cash reporting.	$	$
PowerSelect SQL database used for ad hoc reporting from the shareholder recordkeeping system.	$	$
Osterweis

Programming Services
•$ per hour (subject to change)
•Charges incurred for customized services based upon fund family requirements including but not limited to:
–Fund setup programming (transfer agent system, statements, options, etc.)
–Customized service development
–Voice response system setup (menu selections, shareholder system integration, testing, etc.)
–All other client specific customization and/or development services
Cost Basis Reporting - WAIVED
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
•$ per direct open account per year
Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
•$ setup per fund group
•$ per month administration
•$ per received email correspondence
Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
•$ per fund group per month
Call Tracking and Integration (CTI) Reporting
•Integrated custom detailed call reporting – $ per monthly report
Literature Fulfillment Services
•Account Management/Database Administration
–$ per month
–$ per SKU - Receiving
–$ per order - Order Processing
–$ per month per location - Skid Storage
–$ per SKU - Disposal
•Inbound Tele servicing Only
–$ per month Account Management (OR)
–$ per call, Call Servicing
•Lead Source Reporting
–$ per month
•Closed Loop Reporting
–$ per month, Account Management
–$ per fund group, Database Installation, Setup
Osterweis

Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
•$ per Month
Fund Event* Services
•Programming & File Delivery – $/hour
•Project Management/Analysis – $/hour
•Account Data Retention – $/account/month until purged*
•CUSIP Data Retention – $/CUSIP/month until purged*
*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent) *FINCEN regulations require account retention for 12 months following closing. Data is purged on the first of July after retention requirements have been fulfilled.
CUSIP Setup
•CUSIP Setup beyond the initial CUSIP – $ per CUSIP
•Expedited CUSIP Setup – $ per CUSIP (Less than 35 days)
Fund Characteristic Change
•Fund Name Change – $ per fund/ per change
•Fund CUSIP Change – $ per fund/ per change
MARS Sales Reporting & Compliance Services
•Standard MARS Version 8i Implementation Cost
•$ – $ MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)
•Standard MARS Products & Services (Monthly fees)
•$ MARS Sales & Compliance Reporting (Includes 1 Sale & 1 Compliance Users)
•$ MARS Sales Reporting (Includes 1 Sales Users)
•$ MARS 22c-2 Compliance (Includes 1 Compliance Users)
Note: Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial four dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $50 per month.
Standard MARS System Setup & Implementation Costs
•$ – SalesForce.com Integration (if added after initial MARS implementation)
•$ – Custom Data Interface
•$ – OmniSERV Setup ($250 Monthly Maintenance Fee)
•$ – Standard DCIO Interface Setup ($250 Monthly Maintenance Fee)
Osterweis

•$ – Standard Interface Setup ($250 Monthly Maintenance Fee)
•$ – Additional OmniSERV Interface ($250 Monthly Maintenance Fee)
Standard MARS Licenses (Monthly Fee Per User)
•$ – Sales Reporting
•$ – 22c-2 Compliance
•$ – CRM
•$ – SFDC
MARS Training (in-person)
•$ /day plus travel and out-of-pocket expenses.
Additional Products & Services (Quoted Separately)
CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), Profiling, Market Metrics, Team Buying Units and RIA Monthly Load.
MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size
•$ – MARS Lite Base Sales Reporting Only (Includes up to one year of historical DST/TA2000 data)
MARS Lite Products & Services (Monthly fees)
•$ MARS Sales & Compliance Reporting
•$ MARS Sales Reporting Only
•$ MARS 22c-2 Compliance Only

Once an AUM of $1,000,000,000 has been reached client must transition to a Standard MARS environment. Additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial two dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $50 per month. No CRM real-time integration. There is no system access with MARS Lite.
MARS Lite System Setup & Implementation Costs (One-time fee)
•$ – Custom Data Interface
•$ – Additional OmniSERV Setup ($250 Monthly)
•$ – Standard DCIO Interface Setup ($250 Monthly)
•$ – Standard Interface Setup ($ Monthly)
Osterweis

Data Scrubbing/Transaction Cleaning (daily cleaning of firm, office and rep information)

Description	Monthly Cleaning Fees
Monthly Transactions 0 – 5K	$
Monthly Transactions 5K – 7.5K	$
Monthly Transactions 7.5K – 10K	$
Monthly Transactions 10K – 15K	$
Monthly Transactions 15K - 20k	$
Monthly Transactions 20k - 40k	$
Monthly Transactions 40k - 60k	$
Monthly Transactions 60k - 80k	$
Monthly Transactions 80k - 100k	$
Monthly Transactions 100k - 120k	$
Monthly Transactions 120k - 140k	$
Monthly Transactions 140k - 160k	$
Monthly Transactions 160k - 180k	$
Monthly Transactions 180k - 200k	$
Monthly Transactions 200k - 220k	$
Monthly Transactions 220k - 240k	$
Monthly Transactions 240k - 260k	$
Monthly Transactions 260k - 280k	$
Monthly Transactions 280k - 300k	$
Monthly Transactions 300k-320k	$
Monthly Transactions 320k-340k	$
Monthly Transactions 340k-360k	$
Monthly Transactions 360k-380k	$
Monthly Transactions 380k-400k	$
Monthly Transactions 400k-420k	$
Monthly Transactions 420k-440k	$
Monthly Transactions 440k-460k	$
Monthly Transactions 460k-480k	$
Monthly Transactions 480k-500k	$
Monthly Transactions 500k-520k	$
Monthly Transactions 520k-540k	$
Monthly Transactions 540k-560k	$
Monthly Transactions 560k-580k	$
Monthly Transactions 580k-600k	$
Monthly Transactions 600K-620k	$
Osterweis

Monthly Transactions 620k-640k	$
Monthly Transactions 640k-660k	$
Monthly Transactions 660k-680k	$
Monthly Transactions 680k-700k	$
Monthly Transactions 700k-720k	$
Monthly Transactions 720k-740k	$
Monthly Transactions 740k-760k	$
Monthly Transactions 760k-780k	$
Monthly Transactions 780k-800k	$
Monthly Transactions 800k-820k	$
Monthly Transactions 820k-840k	$
Monthly Transactions 840k-860k	$
Monthly Transactions 860k-880k	$
Monthly Transactions 880k-900k	$
Monthly Transactions 900k-920k	$
Monthly Transactions 920k-940k	$
Monthly Transactions940k-960k	$
Monthly Transactions 960k-980k	$
Monthly Transactions 980k-1m	$

The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ. To qualify for MARS Lite a fund’s AUM must be under one billion dollars. Once a client has reached an AUM of $1 billion in the MARS Lite environment a separate Work Order will be required to transition to a Standard MARS environment. There may be fees associated with this transition.
Osterweis

Fund Chief Compliance Officer (CCO) Services Annual Fee Schedule (Subject to Board Approval)

■$ for the first fund (subject to Board approval)
■$ for each additional fund 2-5
■$ for each fund over 5 funds
■$ per sub-adviser per fund (capped at $ per sub-adviser over the fund complex)
■$ per external distributor
■For more than one fund, fees will be aggregated and allocated equally.

■$ - onboarding fee
●Per adviser relationship, and subject to change based upon board review and approval.
Regulatory Administration Services
Services in support of fund legal counsel. Fund legal counsel fees are not included.
Initial Registration Services
•Regulatory Administration Services - $/fund or as negotiated
Fund startup and registration service fees are billed 50% following the selection of Fund Services and 50% 75 days after the preliminary registration statement is filed with the SEC.
Annual Regulatory Administration Services - WAIVED
•$ for the first three active or inactive funds in the same statutory prospectus
•$ for each additional active or inactive fund in the same statutory prospectus
Additional Regulatory Administration Services
•Other projects are negotiated upon specific requirements, including proxies, exemptive applications, and expedited filings

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). CPI WAIVED
Fees are calculated pro rata and billed monthly.

[ADVISOR’S SIGNATURE ON NEXT PAGE]

Osterweis

Advisor’s signature below acknowledges approval of fee schedule on this Exhibit K

Osterweis Capital Management, Inc.

By: /s/ Catherine C. Halberstadt
Name: Catherine C. Halberstadt
Title: Co-President & Co-CEO
Date: November 17, 2025

Osterweis Capital Management, LLC

By: /s/ Catherine C. Halberstadt
Name: Catherine C. Halberstadt
Title: Co-President & Co-CEO
Date: November 17, 2025
Osterweis